Exhibit 10.3

First Amendment To
Collaboration and License Agreement

This First Amendment (the “First Amendment”) to that certain Collaboration Agreement (as defined below) is entered into as of August 4, 2020 (“First Amendment Effective Date”) by and among Wave Life Sciences USA, Inc., a corporation organized and existing under the Laws of the State of Delaware (“Wave US”), Wave Life Sciences UK Limited, a private limited company incorporated under the laws of England and Wales (“Wave UK”, and together with Wave US, “Wave”), and Takeda Pharmaceutical Company Limited, a corporation organized and existing under the Laws of the Japan (“Takeda”). Wave and Takeda are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Collaboration Agreement.

RECITALS

WHEREAS, Wave and Takeda are Parties to that certain Collaboration and License Agreement executed as of February 19, 2018 (the “Collaboration Agreement”);

WHEREAS, the Parties desire to amend the Collaboration Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.
Amendment.

Section 5.2.3 of the Collaboration Agreement is hereby amended by deleting the fourth sentence thereof and replacing it with the following:

“The Licensed Category 2 Research Budget will be prepared by November 15th and approved by December 15th.”

2.
Miscellaneous.
2.1.
Except as herein provided, the Collaboration Agreement and all of its terms remain in full force and effect. The Collaboration Agreement shall, together with this First Amendment, be read and construed as a single agreement.
2.2.
This First Amendment, together with the Collaboration Agreement, Equity Agreements, Supply Agreements, and SDEA, contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral.
2.3.
This First Amendment may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the First Amendment Effective Date.

WAVE LIFE SCIENCES USA, INC. BY: /s/ David Gaiero . NAME: David Gaiero TITLE: Interim CFO	WAVE LIFE SCIENCES UK LIMITED BY: /s/ Michael Panzara . NAME: Michael Panzara TITLE: CMO, Head of Therapeutics Discovery and Development
TAKEDA PHARMACEUTICAL COMPANY LIMITED BY: /s/ Ceri Davies . NAME: Ceri Davies TITLE: Vice President, Head Neuroscience DDU